                                                                   Exhibit 99.6


                                    FORM OF


                INSTRUCTIONS FOR COMPLETING SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payor.--Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payor.

 -----------------------------------------------------------------------------


                                                Give the name* and
                                                SOCIAL SECURITY
 For this type of account:                      number of--
 -----------------------------------------------------------------------------
  1. Individual                                 The individual

  2. Two or more individuals (joint account)    The actual owner of the
                                                account or, if combined
                                                funds, the first individual on
                                                the account(1)

  3. Custodian account of a minor (Uniform      The minor(2)
     Gift to Minors Act)

  4. a. The usual revocable savings trust       The grantor-trustee(1)
        (grantor is also trustee)
    b. So-called "trust" account that is not a  The actual owner(1)
       legal or valid trust under state law

  5. Sole proprietorship                        The owner(3)
 -----------------------------------------------------------------------------

     ---------------------------------------------------------------------

                                                     Give the name and
                                                     EMPLOYER
                                                     IDENTIFICATION
     For this type of account:                       number of--
     ---------------------------------------------------------------------
      6. A valid trust, estate, or pension trust     Legal entity(4)

      7. Corporate                                   The corporation

      8. Association, club, religious, charitable,   The organization
         educational or other tax-exempt
         organization

      9. Partnership                                 The partnership

     10. A broker or registered nominee              The broker or nominee

     11. Account with the Department of              The public entity
         Agriculture in the name of a public
         entity (such as a state or local
         government, school district, or prison)
         that receives agricultural program
         payments
     ---------------------------------------------------------------------

* If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name and may enter either your social security number or employee identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

                INSTRUCTIONS FOR COMPLETING SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a TIN
If you do not have a TIN or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities). Form W-7, Application for IRS Individual Taxpayer Identification Number (for resident alien individuals required to the U.S. tax returns). You may obtain Form SS-5 from your local Social Security Administration Office and Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS's Internet Web site at www.irs.gov.

To complete Substitute Form W-9 if you do not have a TIN, write "Applied For" in the space for the TIN in Part I, sign and date the form, and give it to the payor. Generally, you will then have 60 days to obtain a TIN and furnish it to the payor. If the payor does not receive your TIN within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your TIN to the payor. Note: Writing "Applied For" means that you have already applied for a TIN OR that you intend to apply for one soon.

Payees Exempt from Backup Withholding

Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Payees specifically exempted from backup withholding on all payments include the following:
  . A corporation.
  . A financial institution.
  . An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
  . The United States or any of its agencies or instrumentalities.
  . A state, the District of Columbia, a possession of the United States, or any of their subdivisions or instrumentalities.
  . A foreign government or any of its political subdivisions, agencies or instrumentalities.
  . An international organization or any of its agencies or instrumentalities. . A dealer in securities or commodities required to register in the United
    States, the District of Columbia or a possession of the United States.
  . A real estate investment trust.
  . A common trust fund operated by a bank under section 584(a).
  . An entity registered at all times during the tax year under the Investment
    Company Act of 1940.
  . A foreign central bank of issue.

Payments Exempt from Backup Withholding

Dividends and patronage dividends that generally are exempt from backup withholding include:
  . Payments to nonresident aliens subject to withholding under section 1441.
  . Payments to partnerships not engaged in a trade or business in the United
    States and which have at least one nonresident alien partner.
  . Payments of patronage dividends not paid in money.
  . Payments made by certain foreign organizations.
  . Payments made to a middleman known in the investment community as a nominee or custodian.

Interest payments that generally are exempt from backup withholding include:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (1) this interest payment is $600 or more,
    (2) the interest is paid in the course of the payor's trade or business and
    (3) you have not provided a TIN or have provided an incorrect TIN to the payor.
  . Payments described in section 6049(b)(5) to non-resident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments made to a middleman known in the investment community as a nominee or custodian.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TIN IN PART I, WRITE "EXEMPT" IN PART II, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting also are not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other payments. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws.

You must provide your TIN to the payor whether or not you are required to file a tax return. Payors must generally withhold 30.5% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payor. Certain penalties also may apply.

Penalties
(1) Penalty for Failure to Furnish a TIN.--If you fail to furnish your TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect To Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500 penalty.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.